Exhibit 10.2


                         UNITED INDUSTRIAL CORPORATION
                         2006 LONG TERM INCENTIVE PLAN


Name of Optionee:
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Grant Date:
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Number of Shares:
                 ---------------------------

Exercise Price:
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         Re:   GRANT OF INCENTIVE STOCK OPTION

Dear            :
     -----------

     On May 18, 2006, the shareholders of United Industrial Corporation (the "Company") authorized and approved the Company's 2006 Long Term Incentive Plan (the "Plan"), which was previously adopted by the Board of Directors. A copy of the Plan is annexed hereto and shall be deemed a part hereof as if fully set forth herein. Unless the context otherwise requires, capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

     1. GRANT OF OPTION. Effective [GRANT DATE], the Compensation and Stock Option Committee (the "COMMITTEE") of the Board of Directors authorized this grant, as incentive compensation and not in lieu of any salary or other compensation for your services, of an option (the "OPTION") to purchase, in accordance with the terms and conditions set forth in the Plan, but subject to the terms and conditions set forth in this agreement (this "AGREEMENT") and in the Plan, an aggregate of ________ shares of common stock of the Company, $1.00 par value per share (the "COMMON STOCK"), at a price of $________ per share, which is the fair market value of a share of Common Stock on [GRANT DATE], as determined under the Plan.

     2. TAX MATTERS. The Option is intended to qualify as an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but it is specifically understood that no warranty is made to you as to such qualification. Notwithstanding the foregoing, the Option shall not qualify as an "incentive stock option," among other events, (i) if you dispose of the shares of Common Stock acquired pursuant to the Option at any time during the two (2) year period following the grant date of the Option or the one (1) year period following the date on which the Option is exercised;
(ii) except in the event of your death or disability (as defined in section 22(e)(3) of the Code), if you are not employed by the Company at all times during the period beginning on the grant date of the Option and ending on the day three (3) months before the date of exercise of the Option; or (iii) to the extent that the aggregate fair market value (determined as of the time the Option is granted) of the shares of Common Stock subject to "incentive stock options" which become exercisable for the first time in any calendar year exceeds $100,000. To the extent that the Option does not qualify as an "incentive stock option," it shall not affect the validity of the Option and shall constitute a separate non-qualified stock option.

     3. VESTING AND EXERCISABILITY; OPTION TERM. Subject to the condition that you do not experience a Termination of Employment and subject to the provisions of Section 4 hereof, the Option may be exercised by you, on a cumulative basis, during a period of five (5) years commencing on the date of grant of the Option and terminating at the close of business on [EXPIRATION DATE], as follows:

     (a) up to _____ of the total number of shares subject to the Option may be purchased by you commencing _____ year(s) after the grant date;

     (b) up to an additional _____ of the total number of shares subject to the Option may be purchased by you commencing _____ years after the grant date; and

     (c) the balance of the total number of shares subject to the Option may be purchased by you commencing _____ years after the grant date.

In no event shall the Option be exercised for a fraction of a share or for less than one hundred (100) shares (unless the number purchased is the total balance for which the Option is then exercisable). The unexercised portion of the Option granted herein shall automatically and without notice terminate and become null and void upon the expiration of five (5) years from the date of the grant of the Option.

     4. TERMINATION OF EMPLOYMENT. If, prior to the expiration of five (5) years from the date of grant of the Option, you experience a Termination of Employment, the Option shall terminate on the applicable date specified in this
Section 4; provided, however, that none of the events described in this Section 4 shall extend the period of exercisability of the Option beyond five (5) years from the date of grant of the Option.


     (a) TERMINATION FOR CAUSE; RESIGNATION. The Option shall terminate upon the date of your Termination of Employment, if you experience a Termination of Employment by the Company for Cause, by you as a result of your resignation for any reason (other than Retirement), or by you as a result of your Retirement after the occurrence of an event that would constitute grounds for a termination by the Company for Cause.

     (b) TERMINATION BY REASON OF DEATH. The Option shall terminate upon the expiration of one (1) year after your death if your death occurs either during your employment or within the one-year or three-month period after a Termination of Employment specified in Sections 4(c) and 4(d) hereof, except that the Option shall be exercisable during the one-year period after your death only to the extent that it would have been exercisable on the date of your death.

     (c) TERMINATION BY REASON OF DISABILITY. The Option shall terminate upon the expiration of one (1) year after your Termination of Employment by reason of your Disability, except that the Option shall be exercisable during such one-year period only to the extent that it would have been exercisable immediately prior to such Termination of Employment.

     (d) TERMINATION WITHOUT CAUSE; RETIREMENT. The Option shall terminate upon the expiration of three (3) months from the date of your Termination of Employment, if you experience a Termination of Employment by the Company without Cause or by you as a result of your Retirement (other than as described in Section 4(a) hereof), except that the Option shall be exercisable during such three-month period only to the extent that it would have been exercisable immediately prior to such Termination of Employment.

     (e) UNVESTED PORTION OF THE OPTION. In addition, any portion of the Option that is not vested and exercisable as of the date of your Termination of Employment for any reason shall terminate and expire as of the date of such termination.

     5. METHOD OF EXERCISE. The Option may be exercised by notice to the Company in a form required by the Committee addressed to the Director of Fiscal or the Accounting Manager of the Company at the principal place of business of the Company, together with payment of the aggregate exercise price. Payment of the exercise price shall be made, in accordance with the provisions of Section 6.3(d) of the Plan, (i) in cash or by check, (ii) to the extent permitted under applicable law, through an open market, broker-assisted transaction authorized by the Committee and consistent with the provisions of Section 6.3(d)(ii) of the Plan, or (iii) on such other terms and conditions as may be acceptable to the Committee.

     6. RESTRICTIONS ON TRANSFER. The Option is not transferable by you otherwise than by will or the laws of descent and distribution, and is exercisable, during your lifetime, only by you. The Option may not be assigned, transferred (except by will or the laws of descent and distribution), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempt to so assign, transfer, pledge or hypothecate the Option or subject the Option to execution, attachment or similar proceeding contrary to the provisions hereof, shall be null and void and without any force or effect.

     7. LIMITATION OF RIGHTS. The Option shall not confer upon you any privileges of a shareholder of the Company with respect to any shares of Common Stock issuable upon exercise hereof, including without limitation any right to vote such shares of Common Stock or to receive dividends or other distributions in respect thereof, until the date of the issuance to you of a stock certificate evidencing the shares of Common Stock. In addition, nothing in this Agreement shall confer upon you any right to continued employment with the Company or any Subsidiary or to interfere in any way with the right of the Company to terminate your employment with the Company or any Subsidiary at any time.

     8. LEGENDS. If the Company, in its sole discretion, shall determine that it is necessary in order to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

     9. INVESTMENT REPRESENTATIONS. It shall be a condition of the exercise of the Option that if, at the time of exercise of the Option, there does not exist a registration statement on an appropriate form under the Securities Act of 1933, as mended (the "Act"), which registration statement shall have become effective and shall include a prospectus which is current with respect to the shares subject to the Option, you shall execute and deliver to the Company a written statement, in a form satisfactory to the Committee, in which you represent and warrant (i) that you are purchasing the shares for your own account and not with a view to the resale or distribution thereof and (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a registration statement on an appropriate form under the Act, which registration statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption.

     10. WITHHOLDING TAXES. As provided in the Plan, the Company may withhold from sums due or to become due to you from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the disposition of the shares acquired by exercise of the Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), or may require you to reimburse the Company in such amount. The Company may hold the stock certificate to which you are entitled upon the exercise of the Option as security for payment of the withholding tax liability, until cash sufficient to pay such liability has been accumulated.

     11. DISQUALIFYING DISPOSITIONS. In the event that you dispose of the shares issued upon exercise of the Option within either two (2) years following the date of grant or one year following the date of exercise of the Option, you must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which the shares were disposed of, the number of shares disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.

     12. PROHIBITED ACTIVITIES. It shall be a condition of the grant of the Option that, and upon exercise of the Option you shall be deemed to have certified that:

     (a) Non-Solicitation. For a period of _____ (___) years from and after your Termination of Employment, you shall not:

     (i) directly or indirectly solicit, entice or induce any employee of the Company or of any of its Subsidiaries or affiliated companies to be employed by any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or any of its Subsidiaries or affiliated companies; or

     (ii) directly or indirectly  approach any such employee for these purposes;
          or

     (iii)authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

     (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation (other than the U.S. Government or its agencies) who or which on the date hereof is, or at any time during the period hereunder shall be, a customer of the Company or of any of its Subsidiaries or affiliated companies to become a customer for the same or similar products which it purchased from the Company or any of its Subsidiaries or affiliated companies, or any other person, firm or corporation, and you shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

     (b) NON-DISCLOSURE. You shall not divulge, furnish or make available to anyone at any time, except as part of your employment by the Company or any of its Subsidiaries or affiliated companies either during or subsequent to such employment, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Subsidiaries or affiliated companies, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Subsidiaries or affiliated companies (the activities prohibited by Section 12(a) hereof and this Section 12(b) are collectively referred to herein as the "PROHIBITED ACTIVITIES").

     (c) FORFEITURE; REMEDIES; ENFORCEMENT.

     (i) Upon the exercise of the Option, you shall be deemed to have certified and agreed that you are in compliance with the terms and conditions of the Plan and that you have not engaged in and do not intend to engage in any of the Prohibited Activities. In the event that you engage in any of the Prohibited Activities (i) prior to any exercise of the Option, the Committee shall have the right to immediately terminate the Option (whether or not vested and exercisable), and the Option shall thereupon immediately terminate and expire, and/or (ii) during the one-year period following the later of (x) your Termination of Employment and (y) the date on which the Option was exercised, the Committee shall have the right, as applicable, to immediately terminate the Option (whether or not vested and exercisable), and the Company shall be entitled to recover from you at any time within one year after the later of (x) and (y), and you shall pay over to the Company, an amount equal to any gain realized as a result of the exercise of the Option (whether at the time of exercise or thereafter).

     (ii) You acknowledge and agree that the Committee's and the Company's remedies at law for a breach or threatened breach of the foregoing provisions of the Option in respect of the Prohibited Activities would be inadequate and, in recognition of this fact, you agree that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Committee and/or the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

     (iii)If it is determined by a court of competent jurisdiction in any state that any restriction in this Agreement in respect of the Prohibited Activities is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

     (d) SURVIVAL. The terms and provisions of this Section 12 shall survive your Termination of Employment and the expiration of the Option and this Agreement as set forth herein.

     13. PROVISIONS OF THE PLAN CONTROL. This Agreement and the Option are subject to all of the terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

     14. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement between you and the Company with respect to the subject matter hereof and thereof, merging any and all prior agreements.

                         [SIGNATURES ON FOLLOWING PAGE]

     Please indicate your acceptance of all of the terms and conditions of the Option, this Agreement and the Plan by signing in the space provided below and returning the original of this letter to _________________ by
_________________________.




                                Very truly yours,
                                UNITED INDUSTRIAL CORPORATION



                                By:
                                   --------------------------------------------
                                Name:   Jonathan A. Greenberg
                                Title:  Vice President, General Counsel
                                         and Secretary


ACCEPTED

------------------------
Signature:


Date: ------------------